UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2014

B/E AEROSPACE, INC.
(Exact name of registrant as specified in charter)

Delaware	0-18348	06-1209796
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification No.)

1400 Corporate Center Way, Wellington, Florida	33414-2105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 791-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatiory Arrangements of Certain Officers.

On June 10, 2014, the Board of Directors of B/E Aerospace, Inc. (the “Company”) pursuant to the By-laws of the Company appointed Mr. David J. Anderson as a director. Mr. Anderson will serve as a Class III Director with a term expiring at the 2015 Annual Meeting of Stockholders of the Company. No determination has been made as of the date of this report as to the committees of the Board of Directors on which Mr. Anderson will serve.  As compensation for his service on the Board of Directors, Mr. Anderson will receive the Company’s standard compensation for non-employee directors.  See the Company’s annual proxy statement under the heading “Compensation of Directors” for further information on compensation paid to non-employee directors.

Mr. Anderson recently retired from Honeywell International Inc. (“Honeywell”), where he was the Senior Vice President and Chief Financial Officer since 2003. Mr. Anderson will continue to provide certain consulting services to Honeywell. Honeywell is a customer of the Company and enters into transactions with the Company in the ordinary course relating to the purchase of certain goods and services.

On June 10, 2014, Mr. Robert J. Khoury, who has served as a director since co-founding the Company in 1987, notified the Board of Directors of his resignation as a Class II Director, effective June 10, 2014. As a result of Mr. Robert J. Khoury’s resignation, the Board of Directors was not made up of a balanced number of Class I, Class II and Class III Directors. In order to balance the classes of directors, on June 13, 2014, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, Mr. Amin J. Khoury, Co-Chief Executive Officer of the Company and Chairman of the Board of Directors, resigned as a Class III Director and was re-appointed by the Board of Directors as a Class II Director, with a term expiring at the 2014 Annual Meeting of Stockholders of the Company, and Chairman of the Board of Directors, effective June 13, 2014. Mr. Amin J. Khoury’s Board of Directors’ committee memberships and compensation arrangements remain unaffected as a result of his re-appointment to the Board of Directors.

Item 8.01	Other Events.

On June 10, 2014, the Company issued a press release announcing Mr. Anderson’s appointment to the Board of Directors. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Additional Information for Shareholders

In connection with the Company’s 2014 Annual Meeting of Stockholders, the Company has filed a proxy statement with the Securities and Exchange Commission (“SEC”), an amended version of which will be filed with the SEC and mailed to stockholders once it is available.  INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE AMENDED PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders may obtain a free copy of the amended proxy statement (when available) and other documents filed by the Company at the SEC’s web site at www.sec.gov.  The amended proxy statement and such other documents may also be obtained for free from the Company by directing such request to B/E Aerospace, Inc., 1400 Corporate Center Way, Wellington, FL 33414-2105, Attention: Investor Relations, Telephone: 561-791-5000, or from the Company’s website, located at www.beaerospace.com.

Participants in the Solicitation

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the 2014 Annual Meeting of Stockholders.  Information concerning the interests of the Company’s participants in the solicitation is set forth in the Company’s proxy statements and Annual Reports on Form 10-K previously filed with the SEC.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated June 10, 2014, issued by B/E Aerospace, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B/E AEROSPACE, INC.

By:	/s/ Thomas P. McCaffrey
	Name:	Thomas P. McCaffrey
	Title:	Senior Vice President and Chief Financial Officer

Date:  June 13, 2014

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release, dated June 10, 2014, issued by B/E Aerospace, Inc.